EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                           March 24, 2005



The firm of Kyle L. Tingle, Certified Public Accountant, hereby consents to the inclusion of his report of February 28, 2005, accompanying the audited financial statements of Blackfoot Enterprises, Inc., as at December 31, 2004, contained in the audited financial statements as at December 31, 2003 in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC

















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net